Exhibit 10.25

FIRST AMENDMENT TO UNSECURED LOAN AGREEMENT

This First Amendment to Unsecured Loan Agreement (this “Amendment”) is made and effective as of October 24, 2026 (the “Amendment Effective Date”), by and between Gang Lin, an individual (the “Lender”), and Bitari Inc., a Texas corporation (the “Borrower”).

WHEREAS, the Lender and the Borrower entered into that certain Unsecured Loan Agreement dated August 3,

2026, in the principal amount of US$1,500,000 (the “Original Agreement”);

WHEREAS, the parties desire to extend the term of the Loan from six (6) calendar months to twenty-four (24) calendar months measured from the original Funding Date and reduce the annual simple interest rate from 10.00% to 6.00% effective as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1 Maturity Date

The Parties confirm that the Loan proceeds were credited to the Borrower’s designated account on August 5, 2026 (the “Funding Date”). The definition of “Maturity Date” in Section 1(a) of the Original Agreement is amended and restated as follows: “Maturity Date” means August 5, 2028, being twenty-four (24) calendar months after the Funding Date, subject to the Business Day payment convention in Section 4(d) of the Original Agreement.

Because August 5, 2028 is a Saturday, payment is due on the next Business Day under Section 4(d). The commitment expiration date in Section 2(a) of the Original Agreement is not extended by this Amendment.

2 Interest Rate

Section 3(a) of the Original Agreement is amended and restated in its entirety as follows: “Outstanding Principal shall bear simple interest at a fixed rate of six percent (6.00%) per annum from and including the Funding Date through but excluding the date on which the Outstanding Principal is paid in full.” The Parties agree that the revised six percent (6.00%) rate applies to the Loan from its original Funding Date, notwithstanding the date of execution of this Amendment.

Section 3(c) of the Original Agreement is amended and restated in its entirety as follows: “After the Maturity Date or acceleration, Outstanding Principal shall continue to bear simple interest at the lesser of (i) six percent (6.00%) per annum and (ii) the Maximum Lawful Rate until paid in full. No higher default-rate premium is imposed.” The actual-days/365-day computation method in Section 3(b) remains unchanged; interest shall not compound.

3 Conforming Changes

The Maturity Date and Interest Rate entries in Schedule I to the Original Agreement shall be deemed revised to reflect Sections 1 and 2 of this Amendment. The formula in Schedule II is amended to read: “Accrued Interest = Outstanding Principal × 6.00% × (Actual Days Elapsed ÷ 365).” The illustrative examples in Schedule II based on 10.00% are superseded and shall not control the amount due.

4 Payment and Other Terms

All Outstanding Principal, accrued and unpaid interest, and other amounts properly due under the Original Agreement, as amended, shall be payable at the amended Maturity Date pursuant to Section 4(a), unless earlier prepaid or accelerated in accordance with the Original Agreement. Voluntary prepayment without premium or penalty, unsecured and non-convertible status, and all other unchanged terms remain in effect. The Borrower remains solely liable for the Loan.

5 Confirmation and No Novation

Except as expressly amended herein, the Original Agreement remains unmodified, valid and in full force and effect. This Amendment is a Loan Document under the Original Agreement and does not constitute a novation, repayment, new advance, or capitalization of accrued interest. The revised rate expressly applies from the original Funding Date as provided in Section 2 of this Amendment.

6 Governing Law and Execution

Sections 14, 16 and 17 of the Original Agreement, including Texas governing law, venue, amendments, counterparts and electronic signatures, apply to this Amendment as if set out herein. Capitalized terms not defined herein have the meanings assigned in the Original Agreement. In any conflict, this Amendment controls solely with respect to the matters expressly amended herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of October 24, 2026.

LENDER	BORROWER

Gang Lin, individually	BITARI INC.

Signature:	By:
Date: October 24, 2026	Name:	Chang (Tommy) Yao
	Title:	Co-Chief Executive Officer
	Date:	October 24, 2026